Exhibit 99.1

NAVARRE REPORTS FINANCIAL RESULTS FOR

THIRD QUARTER OF FISCAL YEAR 2012

Company Increases Fiscal Year 2012 Net Sales Guidance

Due to Continuing Growth in Consumer Electronics and Accessories Products

MINNEAPOLIS, MN – January 30, 2012 – Navarre (Nasdaq: NAVR), a leading distributor and provider of complete logistics solutions for traditional and e-commerce retail channels, today reported its financial results for the third quarter of its 2012 fiscal year.

Third Quarter Fiscal Year 2012 Results

•	Net sales from continuing operations increased by 4% to $153.5 million, as compared to net sales from continuing operations of $147.3 million during the third quarter of the prior year.

•

Adjusted pro forma operating expenses improved by 14% or $2.2 million to $13.5 million during the third quarter, as compared to operating expenses of $15.7 million in the prior year. (See “Use of Non-GAAP Financial Information” below.)

•

Adjusted pro forma income from continuing operations before income tax increased by 67% to $2.4 million during the third quarter, as compared to income from continuing operations before income tax of $1.5 million in the prior year. (See “Use of Non-GAAP Financial Information” below.)

•

Net loss from continuing operations for the third quarter of fiscal year 2012 was $29.1 million or a loss of $0.79 per diluted share, versus net income from continuing operations of $1.1 million, or $0.03 per diluted share in the same period of the prior year. This net loss included the pre-tax impact of restructuring and other charges in the amount of $11.0 million, a non-cash write-off of goodwill and intangibles in the amount of $6.0 million, and an $18.9 non-cash income tax charge arising out of the establishment of a valuation allowance recorded against deferred tax assets.

•

Adjusted pro forma EBITDA from continuing operations for the third quarter increased by 21% to $4.1 million, as compared to adjusted pro forma EBITDA from continuing operations of $3.4 million in the prior year’s third quarter. (See “Use of Non-GAAP Financial Information” below.)

•	The Company had no debt and a cash balance of $1.9 million at December 31, 2011, as compared to debt of $12.5 million at December 31, 2010, an improvement of $14.4 million.

Richard Willis, Chief Executive Officer, commented, “In the third quarter, Navarre showed substantial progress in several key metrics. Sales were up a solid 4%, reflecting strong sales in consumer electronics and accessories which outpaced declines related to software products. The strength of our sales expansion in high growth categories led us to increase our net sales outlook for the 2012 fiscal year. Adjusted pro forma operating expenses decreased by 14% in the third quarter as we are beginning to see benefits our restructuring initiative. This restructuring is allowing us to execute our strategy to further leverage our strengths in logistics and distribution by competitively pricing our products and services while further increasing our focus on customer support, sales and marketing.

“During the third quarter we added 24 new vendor partners, many of which are manufacturers of consumer electronics and accessories. With 101 vendors having been added during the first three quarters of fiscal 2012, we have already added more new vendor relationships than in all of fiscal 2011. This accelerating pace in business development led to a $21.0 million or 189% year-over-year net sales increase of consumer electronics and accessory products during the third quarter. These new vendor relationships have added a broader product offering which leads to the opening of relationships with new customers and also served as a catalyst for our successful expansion in Canada. We appreciate the trust and support of all our vendor partners, and we continue to see Navarre’s ongoing expansion in these markets as a direct path to increasing shareholder value.”

Restructuring Initiative

During the third quarter, the Company’s previously announced restructuring initiative resulted in the recognition of restructuring and other charges in the amount of $11.0 million on a pre-tax basis and a write-off of goodwill and intangibles in the amount of $6.0 million on a pre-tax basis. An additional $6.0 million of pre-tax charges are anticipated to be recognized during the Company’s fourth quarter. The Company expects cash charges to make up approximately $10.8 million of the restructuring and other charges recognized during fiscal year 2012, with the most significant components being employee severance and transition costs of approximately $5.2 million and approximately $4.0 million in facility termination costs.

In connection with this restructuring initiative the Company also established a valuation allowance recorded against deferred tax assets. This resulted in the recognition of a non-cash income tax charge of $18.9 million during the third quarter.

These changes are being made to transition away from facilities, business processes and other assets that were in place to support now divested and non-core businesses. The changes are also designed to support high-growth opportunities in the distribution of consumer electronics and accessories, to enhance e-commerce fulfillment business and to increase our market expansion in Canada. This restructuring is expected to generate annualized, pre-tax cost savings of $5.5-$6.5 million when fully implemented in fiscal year 2013, with savings of $2.0 million expected to be achieved in fiscal year 2012. It is anticipated that additional cost savings and efficiencies will be identified as the Company completes this restructuring.

Refinance of Credit Facility

In December, the Company entered into a five-year extension of its credit facility with Wells Fargo Capital Finance. This $50.0 million facility now provides reduced interest rates on borrowings and includes an accordion feature allowing the Company to increase borrowing availability under certain circumstances up to $70.0 million. Proceeds from the credit facility are available for general working capital purposes.

“We are pleased to have completed this refinancing, particularly considering today’s restrictive credit markets,” said Diane Lapp, Interim Chief Financial Officer. “Our solid cash position and the strength of our balance sheet allowed us to significantly improve the terms of this facility. This revised structure provides us with the financial flexibility that we need to execute our growth strategy.”

Outlook

In light of the strength of the Company’s sales of consumer electronics and accessory products, guidance for fiscal year 2012 has been updated as follows:

•	Anticipated net sales have increased to be between $460.0 million and $480.0 million; and

•	Adjusted pro forma EBITDA is expected to be between $7.0 and $9.0 million. (See “Use of Non-GAAP Financial Information” below.)

Conference Call

The Company will host a conference call on January 31, 2011, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The conference call can be accessed by dialing (866) 202-3048, and utilizing the passcode “71761028”, ten minutes prior to the scheduled start time. In addition, a live broadcast of this call will be available by going to the “Investors” section of the Company’s website located at www.navarre.com. Those wishing to access this live broadcast of the call should go to the Company’s website fifteen minutes prior to the start time to register and download any necessary software. A replay of the conference call will be available at the Company’s website following its completion.

Use of Non-GAAP Information

The Company provides non-GAAP adjusted pro forma information and references to “adjusted pro forma” information are references to non-GAAP adjusted pro forma measures. The Company provides adjusted pro forma information to assist investors in assessing its current and future operations in the way that its management evaluates those operations. Adjusted pro forma operating expenses, adjusted pro forma income from continuing operations before income tax, and adjusted pro forma EBITDA are supplemental measures of the Company’s performance that are not required by, and are not presented in accordance with GAAP. Adjusted pro forma information is not a substitute for any performance measure derived in accordance with GAAP. The Company’s management has evaluated and made operating decisions about its business operations primarily based upon these adjusted pro forma financial metrics. Therefore, the Company presents these adjusted pro forma measures along with GAAP measures. For each such adjusted pro forma financial measure, the adjustment provides the Company’s management with information about the Company’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods.

The adjusted pro forma measures presented by the Company provide comparable financial metrics to historical periods absent the impact of restructuring and other charges incurred during the Company’s third quarter of fiscal year 2012. The Company also excludes the impact of equity-based compensation from its non-GAAP adjusted pro forma EBITDA in order to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the equity-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by the Company.

The Company is using adjusted pro forma measures to help it make budgeting decisions, including decisions that affect operating expenses and operating margin. Further, adjusted pro forma financial information helps the Company’s management track actual performance relative to financial targets.

The Company recognizes that the use of adjusted pro forma measures has limitations, including the need to exercise judgment in determining which types of charges should be excluded from the adjusted pro forma financial information. The Company provides adjusted pro forma financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company’s core operating performance in the same way that its management does. Reconciliations between historical pro forma and adjusted pro forma results of operations are provided in the tables below.

About Navarre Corporation

Navarre® is a distributor and provider of complete logistics solutions for traditional and internet-based retail channels. Our solutions support both direct-to-consumer and business-to-business sales. We also publish computer software through our Encore® subsidiary. Navarre was founded in 1983 and is headquartered in Minneapolis, Minnesota.

Safe Harbor

The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: difficult economic conditions that adversely affect the Company’s customers and vendors; the Company’s revenues being derived from a small group of customers; pending or prospective litigation may subject the Company to significant costs; the seasonal nature of the Company’s business; the potential for the Company to incur significant costs and to experience operational and logistical difficulties in connection with its information technology systems and infrastructure; the Company’s dependence on significant vendors; the uncertain results of developing new software products; uncertain financial results in the publishing segment; the Company’s ability to meet significant working capital requirements related to distributing products; and the Company’s ability to compete effectively in the highly competitive distribution and publishing industries. In addition to these, a detailed statement of risks and uncertainties is contained in the Company’s reports to the U.S. Securities and Exchange Commission (the “SEC”), including, in particular, the Company’s Form 10-K filings, as well as its other SEC filings and public disclosures.

Investors and shareholders are urged to read this press release carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at http://www.sec.gov/ or at one of the SEC’s other public reference rooms in Washington, D.C., New York, New York or Chicago, Illinois. Please contact the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

Additional Information

Navarre Investor Relations

763-535-8333

ir@navarre.com

NAVARRE CORPORATION

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010
Net sales	$153,497	$147,325	$364,081	$366,593
Cost of sales (exclusive of depreciation)	145,857	129,512	330,059	317,043

Gross profit	7,640	17,813	34,022	49,550
Operating expenses:
Selling and marketing	5,701	5,910	15,749	16,071
Distribution and warehousing	2,685	2,922	7,623	8,080
General and administrative	6,532	5,924	18,209	16,147
Depreciation and amortization	883	983	2,782	2,865
Goodwill and intangible impairment	5,996	—	5,996	—

Total operating expenses	21,797	15,739	50,359	43,163

Income (loss) from operations	(14,157)	2,074	(16,337)	6,387
Other income (expense):
Interest income (expense), net	(292)	(506)	(873)	(1,357)
Other income (expense), net	(171)	(108)	(501)	(539)

Income (loss) from continuing operations before income tax	(14,620)	1,460	(17,711)	4,491
Income tax expense	(14,457)	(393)	(13,242)	(1,764)

Net income (loss) from continuing operations	(29,077)	1,067	(30,953)	2,727
Discontinued operations:
Income from discontinued operations, net of tax	—	1,849	—	4,424

Net income (loss)	$(29,077)	$2,916	$(30,953)	$7,151

Basic earnings (loss) per common share:
Continuing operations	$(0.79)	$0.03	$(0.84)	$0.08
Discontinued operations	—	0.05	—	0.12

Net income (loss)	$(0.79)	$0.08	$(0.84)	$0.20

Diluted earnings (loss) per common share:
Continuing operations	$(0.79)	$0.03	$(0.84)	$0.07
Discontinued operations	—	0.05	—	0.12

Net income (loss)	$(0.79)	$0.08	$(0.84)	$0.19

Weighted average shares outstanding:
Basic	36,977	36,471	36,805	36,405
Diluted	36,977	37,008	36,805	36,925

NAVARRE CORPORATION

Consolidated Condensed Balance Sheets

(In thousands)

	(Unaudited)	(Unaudited)
	December 31, 2011	December 31, 2010	March 31, 2011
Assets
Current assets:
Cash	$1,882	$—	$—
Accounts receivables, net	92,144	79,330	57,833
Receivable from the sale of discontinued operations	—	—	24,000
Inventories	32,784	28,469	24,913
Deferred tax assets – current, net	3,462	5,254	6,436
Other	2,603	3,988	3,957
Current assets of discontinued operations	—	5,339	—

Total current assets	132,875	122,380	117,139
Property and equipment, net	7,534	9,758	9,299
Intangible assets, net	1,675	8,227	8,084
Deferred tax assets – non-current, net	13,874	11,973	24,320
Other assets	8,936	15,961	15,024
Non-current assets of discontinued operations	—	30,716	—

Total assets	$164,894	$199,015	$173,866

Liabilities and shareholders’ equity
Current liabilities:
Revolving line of credit	$—	$12,547	$—
Accounts payable	112,855	92,640	80,379
Other	7,447	14,789	18,189
Current liabilities of discontinued operations	—	7,543	—

Total current liabilities	120,302	127,519	98,568
Long-term liabilities:
Other	1,629	2,606	2,217

Total liabilities	121,931	130,125	100,785

Shareholders’ equity	42,963	68,890	73,081

Total liabilities and shareholders’ equity	$164,894	$199,015	$173,866

NAVARRE CORPORATION

Consolidated Condensed Statements of Cash Flows

(In thousands)

	(Unaudited)
	Nine Months Ended December 31,
	2011	2010
Net cash used in operating activities	$(9,309)	$(3,735)
Net cash provided by (used in) investing activities	20,030	(9,266)
Net cash provided by (used in) financing activities	(8,839)	7,344

Net cash provided by (used in) continuing operations	1,882	(5,657)
Discontinued operations
Net cash provided by operating activities	—	6,026
Net cash used in investing activities	—	(362)
Net cash used in financing activities	—	(7)

Net cash provided by discontinued operations	—	5,657
Net increase in cash	1,882	—
Cash at beginning of period	—	—

Cash at end of period	$1,882	$—

NAVARRE CORPORATION

Supplemental Information

(In thousands)

(Unaudited)

Reconciliation of Net Sales Before Inter-Company Eliminations to GAAP Net Sales and Business Segment Information

	Three Months Ended December 31,				Nine Months Ended December 31,
	2011	%	2010	%	2011	%	2010	%
Net sales:
Software	$103,862	67.7%	$112,257	76.2%	$255,819	70.3%	$285,054	77.8%
Consumer electronics and accessories	32,640	21.3%	11,308	7.7%	59,682	16.4%	22,565	6.2%
Video games	10,785	7.0%	8,750	5.9%	21,136	5.8%	20,344	5.5%
Home video	3,514	2.3%	12,087	8.2%	19,935	5.5%	31,153	8.5%

Distribution	150,801	98.3%	144,402	98.0%	356,572	98.0%	359,116	98.0%
Publishing	7,661	5.0%	8,311	5.6%	21,183	5.8%	24,021	6.5%

Net sales before inter- company eliminations	158,462		152,713		377,755		383,137
Inter-company eliminations	(4,965)		(5,388)		(13,674)		(16,544)

Net sales as reported	$153,497		$147,325		$364,081		$366,593

Operating (loss) income from continuing operations:
Distribution	$(67)		$802		$(3,976)		$2,510
Publishing	(14,090)		1,272		(12,361)		3,877

Consolidated operating (loss) income from continuing operations	$(14,157)		$2,074		$(16,337)		$6,387

NAVARRE CORPORATION

Supplemental Information

(In thousands)

(Unaudited)

Reconciliation of Net Income (Loss) from Continuing Operations to Adjusted Pro Forma EBITDA

	Three Months		Nine Months
	Ended December 31,		Ended December 31,
	2011	2010	2011	2010
Net income (loss) from continuing operations, as reported	$(29,077)	$1,067	$(30,953)	$2,727
Interest expense, net	292	506	873	1,357
Income tax expense	14,457	393	13,242	1,764
Depreciation and amortization	883	983	2,782	2,865
Goodwill and intangible impairment	5,996	—	5,996	—
Restructuring and other charges	11,055	—	12,912	—
Foreign translation loss	171	84	501	515
Share-based compensation	279	318	702	786

Adjusted pro forma EBITDA	$4,056	$3,351	$6,055	$10,014

NAVARRE CORPORATION

Supplemental Information

(In thousands)

(Unaudited)

Adjusted Pro Forma Income from Continuing Operations Before Income Tax

	GAAP Information Three Months Ended December 31,				Adjusted Pro Forma Information Three Months Ended December 31,
	2011	% of sales	2010	% of sales	2011	% of sales	2010	% of sales

Net sales	$153,497		$147,325		$153,497		$147,325
Gross profit (1)	7,640	4.9%	17,813	12.1%	16,434	10.7%	17,813	12.1%
Operating expenses (2)	21,797	14.2%	15,739	10.7%	13,540	8.8%	15,739	10.7%

Income (loss) from operations	(14,157)		2,074		2,894		2,074
Other (expense), net	(463)		(614)		(463)		(614)

Income (loss) from continuing operations before income tax	$(14,620)		$1,460		$2,431		$1,460

	Three Months Ended December 31,
	2011	2010
(1) Pro forma adjustments to gross profit consist of the following:
Inventory write-downs	$1,728	$—
Software development impairment	1,238	—
Prepaid royalties impairment	5,826	—
Restructuring and other charges	2	—

Total adjustments	$8,794	$—

(2) Pro forma adjustments to operating expenses consist of the following:
Restructuring and other charges	$(2,261)	$—
Goodwill and intangible impairment	(5,996)	—

Total adjustments	$(8,257)	$—

NAVARRE CORPORATION

Supplemental Information

(In thousands)

(Unaudited)

Adjusted Pro Forma Income from Continuing Operations Before Income Tax

	GAAP Information Nine Months Ended December 31,				Adjusted Pro Forma Information Nine Months Ended December 31,
	2011	% of sales	2010	% of sales	2011	% of sales	2010	% of sales
Net sales	$364,081		$366,593		$364,081		$366,593
Gross profit (1)	34,022	9.3%	49,550	13.5%	42,816	11.8%	49,550	13.5%
Operating expenses (2)	50,359	13.8%	43,163	11.8%	40,245	11.1%	43,163	11.8%

Income (loss) from operations	(16,337)		6,387		2,571		6,387
Other (expense), net	(1,374)		(1,896)		(1,375)		(1,896)

Income (loss) from continuing operations before income tax	$(17,711)		$4,491		$1,196		$4,491

	Nine Months Ended December 31,
	2011	2010
(1) Pro forma adjustments to gross profit consist of the following:
Inventory write-downs	$1,728	$—
Software development impairment	1,238	—
Prepaid royalties impairment	5,826	—
Restructuring and other charges	2	—

Total adjustments	$8,794	$—

(2) Pro forma adjustments to operating expenses consist of the following:
Restructuring and other charges	$(4,118)	$—
Goodwill and intangible impairment	(5,996)	—

Total adjustments	$(10,114)	$—

NAVARRE CORPORATION

Supplemental Information

(In thousands)

(Unaudited)

Summary of Impairment and Other Charges by Business Segment

	Three Months Ended December 31, 2011		Nine Months Ended December 31, 2011
	Distribution Segment	Publishing Segment	Distribution Segment	Publishing Segment
Cost of sales	$441	$8,353	$441	$8,353
Operating expenses	1,649	612	3,311	807
Goodwill and intangible impairment	—	5,996	—	5,996

Total impairment and other charges (1)	$2,090	$14,961	$3,752	$15,156

(1)	No impairment and other charges were incurred during the three and nine months ended December 31, 2010.